Exhibit 4.3

FACE OF SECURITY

THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH RESTRICTED SECURITY:

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. THE HOLDER HEREOF AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO (A)(2) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY, WITHIN TWO (2) YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY (OTHER THAN A TRANSFER PURSUANT TO (A)(2) ABOVE), THE HOLDER MUST MAKE THE REPRESENTATIONS AND WARRANTIES SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE OR TRANSFER AGENT, AS APPLICABLE (OR ANY SUCCESSOR TRUSTEE OR TRANSFER AGENT, AS APPLICABLE). IF THE PROPOSED TRANSFER IS OTHER THAN (A)(2) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE OR TRANSFER AGENT, AS APPLICABLE (OR ANY SUCCESSOR TRUSTEE OR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IF THE PROPOSED TRANSFER IS PURSUANT TO (A)(2) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH THE TRUSTEE OR TRANSFER AGENT, AS APPLICABLE (OR ANY SUCCESSOR TRUSTEE OR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS OR OTHER INFORMATION AS THE COMPANY MAY REQUIRE TO CONFIRM THAT

ALL OBLIGATIONS OF HOLDER IN CONNECTION WITH SUCH TRANSFER, INCLUDING PROSPECTUS DELIVERY REQUIREMENTS, IF ANY, ARE COMPLIED WITH.

THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

MEDAREX, INC.

4.25% CONVERTIBLE SENIOR NOTE DUE AUGUST 15, 2010

No.	$_____________

CUSIP NO.583916 AD3

Medarex, Inc., a corporation duly organized and existing under the laws of the State of New Jersey (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      United States Dollars (U.S.$                    ) on August 15, 2010 and to pay interest thereon, from the Issue Date, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on August 15 and February 15 in each year (each, an “Interest Payment Date”), commencing                     , at the rate of 4.25% per annum, until the principal hereof is due, and at the rate of 4.25% per annum on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the August 1 or February 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be quoted or listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Security at the option of the Holder at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate, by United States Dollar check drawn on, or wire transfer to, a United States Dollar account (such a wire transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of U.S. $2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date) maintained by the payee with a bank in the Borough of Manhattan, The City of New York. Payment of interest on this Security may be made by United States Dollar check drawn on a bank in the Borough of Manhattan, The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by wire transfer to a United States Dollar account (such a wire transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of U.S. $2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date) maintained by the payee with a bank in the Borough of Manhattan, The City of New York.

Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

MEDAREX, INC.

By:

Name: Title:

[Corporate Seal]

Attest:

By:

Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:                    , 2004

This is one of the Securities referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY, as Trustee

By:

Authorized Signatory

REVERSE OF SECURITY

This Security is one of a duly authorized issue of securities of the Company designated as its “4.25% Convertible Senior Notes due August 15, 2010” (herein called the “Securities”), under an Indenture, dated as of January 30, 2004, (herein called the “Indenture”), between the Company and Wilmington Trust Company, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities issued under the Indenture may be issued in one or more series and the Securities of each such series shall rank equally and pari passu with the Securities of each other series. Notwithstanding any provision to the contrary, any future series of Securities established in or pursuant to a Board Resolution or a supplemental indenture will be on the same terms as the Securities issued pursuant to the Indenture in all respects other than the date of issuance. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of the Indenture, if so provided by or pursuant to such Board Resolution, such Officers’ Certificate or in any such indenture supplemental thereto. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder will issue the new Securities in the requested denominations.

No sinking fund is provided for the Securities.

The Holder of this Security is entitled to the benefits of a Pledge Agreement, dated as of January 30, 2004, as amended, supplemented or otherwise modified from time to time, among the Company, the Trustee and the Pledged Securities Intermediary named therein, pursuant to which the Company has placed in the Pledge Account cash or Pledged Securities sufficient to provide for the payment of the scheduled interest payments up to and including August 15, 2006 due on any of the Securities and to secure all obligations under the Indenture including repayment of the principal, premium, if any (including the Make-Whole Payment, if any) and interest on the Securities in the event that the Securities become due and payable prior to such time as such scheduled interest payments thereon shall have been paid in full.

The Securities are subject to provisional redemption by the Company (a “Provisional Redemption”), in whole or in part, at any time prior to August 15, 2006, upon notice as set forth in Section 11.5 of the Indenture, at a redemption price equal to the principal amount of the Securities to be redeemed plus accrued and unpaid interest, if any, to but excluding the Redemption Date and the “Make-Whole Payment” (defined below”) if (i) the Closing Price Per Share of the Common Stock shall have exceeded

150% of the Conversion Price then in effect for at least 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date of mailing of the notice of redemption pursuant to Section 11.5 of the Indenture (the “Notice Date”) and (ii) the Shelf Registration Statement covering resales of the Securities and the Common Stock is effective and available for use and is expected to remain effective and available for use for the 30 days following the Redemption Date, unless registration is no longer required to be effective pursuant to the terms and conditions of the Registration Rights Agreement.

Upon any Provisional Redemption, the Company shall make an additional payment (the “Make-Whole Payment”) with respect to the Securities called for redemption to Holders on the Notice Date in an amount equal to $130.10 per $1,000 in principal amount of the Securities, less the sum of, without duplication, (1) the amount of any interest actually paid on such Securities prior to the Redemption Date and (2) the amount of any interest that would have accrued on such Securities for the period from July 23, 2003 to the Issue Date had such Securities been issued on July 23, 2003. The Company shall make the Make-Whole Payment on all Securities called for Provisional Redemption, including any Securities converted into Common Stock pursuant to the terms of the Indenture after the Notice Date and prior to the Redemption Date. The Make-Whole Payment on Securities converted into Common Stock pursuant to the terms of the Indenture shall not be reduced by accrued and unpaid interest in the case of a Security converted after the Notice Date. The Company may make the Make-Whole Payment (x) in cash or (y) subject to fulfillment by the Company of the conditions set forth in the next sentence and (A) through (C) set forth in the following paragraph, in shares of Common Stock, or a combination of cash and Common Stock, and the Company shall specify the type of consideration for the Make-Whole Payment in the notices delivered pursuant to Sections 11.3 and 11.5 of the Indenture. For purposes of this paragraph, payments made in Common Stock shall have a value as of the Repurchase Date of not less than the amount of the Make-Whole Payment (less any amounts paid in cash), such value to be determined by the Company and each share of Common Stock to be delivered shall be valued at an amount equal to 95% of the average of the Closing Price Per Share of the Common Stock for the five consecutive Trading Days ending on the third Trading Day prior to the Redemption Date.

The following shall constitute the conditions to any election by the Company to pay the Make-Whole Payment (or any portion thereof) in shares of Common Stock.

(A) The Make-Whole Payment (or any portion thereof) shall be paid only in cash in the event any shares of Common Stock to be issued upon redemption of Securities hereunder (i) require registration under any Federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase and if such registration is not completed or does not become effective prior to the Redemption Date in respect of such Provisional Redemption, and/or (ii) require registration with or approval of any governmental authority under any state law or any other Federal law before such shares may be validly issued or delivered upon repurchase and if such registration is not completed or does not become effective or such approval is not obtained prior to the Redemption Date in respect of such Provisional Redemption. Prior to making all or any portion of a Make-Whole Payment in Common Stock, the Company shall certify to the Trustee in an Officers’ Certificate that all of the conditions for paying the Make-Whole Payment in shares of Common Stock are satisfied and shall deliver to the Trustee an opinion of counsel to the Company to the effect that the shares of Common Stock to be issued upon Provisional Redemption are not subject to any restrictions on transfer under the Securities Act.

(B) Payment of the Make-Whole Payment may not be made in Common Stock unless such stock is, or shall have been, listed or approved for quotation on a national securities exchange or quotation system or listed or approved for quotation on The Nasdaq National Market, in either case, prior to the Redemption Date in respect of such Provisional Redemption.

(C) All shares of Common Stock that may be issued upon Provisional Redemption of Securities will be issued out of the Company’s authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive or similar rights.

If any of the conditions set forth in clauses (A) through (C) above are not satisfied in accordance with the terms thereof, the Make-Whole Payment shall be paid by the Company only in cash.

The Securities are also subject to redemption at the option of the Company (“Optional Redemption”) at any time on and after August 15, 2006, in whole or in part, upon not more than 60 and not less than 30 days’ notice to Holders prior to the Redemption Date at the following Redemption Prices (expressed as a percentage of the principal amount) for the twelve month periods beginning on August 15, 2006 of the following years:

Year	Redemption Price
2006	102.4%
2007	101.8%
2008	101.2%
2009	100.6%

and at a Redemption Price equal to 100% of the principal amount on and after August 15, 2010, together, in each case, with accrued and unpaid interest to the Redemption Date; provided, however, that interest installments on Securities whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

In the event of a redemption of the Securities, the Company will not be required (a) to register the transfer or exchange of Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption or (b) to register the transfer or exchange of any Security, or portion thereof, called for redemption.

Notice to the Holders will be given not more than 60 and not less than 30 days prior to the Redemption Date as provided in the Indenture.

In any case where the due date for the payment of the principal of, premium, if any, (including the Make-Whole Payment, if any) or interest, or Liquidated Damages on any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, premium, if any (including the Make-Whole Payment, if any), or interest, or Liquidated Damages, or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period after such date.

Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time following the original issue date of the Securities and on or before the close of business on the date of Maturity, or in case this Security or a portion hereof is called for redemption or the Holder hereof has exercised his right to require the Company to repurchase this Security or such portion hereof, then in respect of this Security until the Business Day immediately preceding, but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on the Business Day immediately preceding the Redemption Date or the Repurchase Date, as the case may be, to convert this Security (or any portion of the principal amount hereof that is an integral multiple of U.S.$1,000, provided that the unconverted portion of such principal amount is U.S.$1,000 or any integral multiple of U.S.$1,000 in excess thereof) into fully paid and nonassessable shares of Common Stock of the Company at an initial Conversion Rate of 148.8261 shares of Common Stock for each U.S.$1,000 principal amount of Securities (or at the current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except if this Security or portion thereof has been called for redemption on a Redemption Date or is repurchasable on a Repurchase Date occurring, in either case, during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the second Business Day following such Interest Payment Date and, as a result, the right to convert this Security would otherwise terminate in such period if not exercised), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount of this Security then being converted, and also the conversion notice hereon duly executed, to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent (as defined below) as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate (each a “Conversion Agent”), provided, further, that if this Security or portion hereof has been called for redemption on a Redemption Date or is repurchasable on a Repurchase Date occurring, in either case, during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the second Business Day following such Interest Payment Date, and as a result, the right to convert this Security would otherwise terminate in such period if not exercised and this Security is surrendered for conversion during such period, then the Holder of this Security on such Regular Record Date will be entitled to receive the interest accruing hereon from the Interest Payment Date immediately preceding the date of such conversion to such succeeding Interest Payment Date and the Holder of this Security who converts this Security or a portion hereof during such period shall not be required to pay such interest upon surrender of this Security for conversion. Subject to the provisions of the preceding sentence and, in the case of a conversion after the close of business on the Regular Record Date immediately preceding any Interest Payment Date and on or before the close of business on such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security of record as of such Regular Record Date) to receive the related installment of interest to the extent and under the circumstances provided in the Indenture, no cash payment or adjustment is to be made on conversion for interest accrued hereon from the Interest Payment Date immediately preceding the day of conversion, or for dividends on the Common Stock issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of shares of Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Security is convertible and such delivery will be deemed to satisfy the Company’s obligation to pay the principal amount of this Security. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of the Common Stock) or the conveyance, transfer, sale or lease of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Common Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease (assuming such holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person, failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-electing Shares). No adjustment in the Conversion Rate will be made until such adjustment would require an increase or decrease of at least one percent of such rate, provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment. A Holder may convert all or part of this Security by delivering this Security at the corporate trust office of the Trustee accompanied by a duly signed and completed conversion notice, a copy of which may be obtained by the Trustee. The conversion date will be the date on which the Security and the duly signed and completed conversion notice are so delivered.

If this Security is a Registrable Security (as defined in the Indenture), then the Holder of this Security and the Common Stock of the Company issuable upon conversion hereof is entitled to the benefits of a Registration Rights Agreement, dated as of January 30, 2004 (the “Registration Rights Agreement”) between the Company and the Purchasers. Pursuant to the Registration Rights Agreement, the Company has agreed for the benefit of the Holders from time to time of the Registrable Securities that it will, at its expense, (a) prior to the later of the date (1) 45 calendar days after the Issue Date or (2) 15 Business Days after the filing of the Company’s annual report on Form 10-K for the year ending December 31, 2003 with the Commission, file a shelf registration statement (the “Shelf Registration Statement”) with the Commission with respect to resales of the Registrable Securities, (b) use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission no later than 210 days after the Issue Date of the Securities, provided, however, that the Company may, upon written notice to all the Holders, postpone having the Shelf Registration Statement declared effective (i) for a reasonable period not to exceed 90 days if the Company possesses material non-public information, the disclosure of which would have a material adverse effect on the Company and its subsidiaries taken as a whole or (ii) during the period starting from February 14, 2004 until fifteen (15) business days after the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the “Stale Period”), and (c) except as limited by the terms of the Registration Rights Agreement, use its reasonable best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act until the earliest of (i) the sale of all outstanding Registrable Securities registered under such Shelf Registration; (ii) the expiration of the period referred to in Rule 144(k) of the Securities Act with respect to Registrable Securities held by non-affiliates of the Company; provided, however, that the Company shall have notified the Holders then identified as selling securityholders on such Shelf Registration Statement of the Company’s willingness to remove the Restricted Securities Legend upon the request of such Holders, (iii) all the Registrable Securities have ceased to be outstanding (whether as a result of redemption, repurchase, cancellation, conversion or otherwise); and (iv) two years after the effective date of such Shelf Registration Statement (the “Effectiveness Period”). The Company will be permitted to suspend the use of the prospectus which is part of the Shelf Registration Statement during certain periods of time as provided in the Registration Rights Agreement.

If on or prior to the 210th day following the Issue Date, the Shelf Registration Statement is not declared effective (each, a “Registration Default”), additional interest (“Liquidated Damages”) will accrue on this Restricted Security from and including the day following such Registration Default to but excluding the day on which such Registration Default has been cured. Liquidated Damages will be paid in cash semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date, as applicable, in respect of the Restricted Securities following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to one-quarter of one percent (0.25%) of the principal amount of the Restricted Securities to and including the 90th day following such Registration Default and at a rate per annum equal to one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default. Pursuant to the Registration Rights Agreement, in the event that the Shelf Registration Statement ceases to be effective or the Holders of Registrable Securities are otherwise prevented or restricted by the Company from effecting sales pursuant thereto (except with respect to certain permitted suspension periods as described in the Registration Rights Agreement) (an “Effective Failure”) during the Effectiveness Period and following the Stale Period for more than 30 days, whether or not consecutive, during any 90-day period or for more than 90 days, whether or not consecutive, during any 12-month period, then the Liquidated Damages will accrue at a rate per annum equal to an additional one-half of one percent (0.50%) of the principal amount of the Restricted Securities from the 31st day of the applicable 90-day period or the 91st day of the applicable 12-month period until the earlier of (A) such time as the Effective Failure is cured or (B) the Effectiveness Period expires.

Whenever in this Security there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Liquidated Damages payable as described in the preceding paragraph to the extent that, in such context, Liquidated Damages are, were or would be payable in respect of such Security and express mention of the payment of Liquidated Damages (if applicable) in any provisions of this Security shall not be construed as excluding Liquidated Damages in those provisions of this Security where such express mention is not made.

If this Security is a Registrable Security and the Holder of this Security elects to sell this Security pursuant to the Shelf Registration Statement then, by its acceptance hereof, such Holder of this Security agrees to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities which are the subject of such election.

If a Change in Control occurs, the Holder of this Security, at the Holder’s option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Security (or any portion of the principal amount hereof that is at least $1,000 or an integral multiple of $1,000 in excess thereof, provided that the portion of the principal amount of this Security to be Outstanding after such repurchase is at least equal to U.S.$1,000) at a Repurchase Price equal to 100% of the principal amount thereof plus interest accrued but unpaid to but excluding the Repurchase Date. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the conditions provided in the Indenture, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price (less any cash payments) or a combination thereof. For purposes of this paragraph, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Price Per Share for the five consecutive Trading Days ending on the third Trading Day prior to the Repurchase Date.

Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Security shall not be construed as excluding the Repurchase Price so payable in those provisions of this Security when such express mention is not made.

If an Event of Default shall occur and be continuing, the principal of all the Securities, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable, together with accrued interest to the date of declaration, and (ii) of interest on any overdue principal and, to the extent permitted by applicable law, overdue interest, all of the Company’s obligations in respect of the payment of the principal of and interest on the Securities shall terminate.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with either (a) the written consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the Outstanding Securities represented and entitled to vote at such meeting. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, premium if any (including the Make-Whole Payment, if any), or interest (including Liquidated Damages) hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert this Security as provided in the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any (including the Make-Whole Payment, if any), and interest (including Liquidated Damages) on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register upon surrender of this Security for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee will treat the Person in whose name such Security is registered, as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

No recourse for the payment of the principal of or premium, if any (including the Make-Whole Payment, if any), or interest (including Liquidated Damages, if any) on any Security and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any past, present or future incorporator, stockholder, employee, agent, officer, or director or subsidiary, as such, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of the Securities. Each and every Holder of the Securities, by receiving and holding the same, agrees to the provisions of Section 15.1 of the Indenture and waives and releases any and all such recourse, claim and liability.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenant in common	UNIF GIFT MIN ACT	Custodian
TEN ENT	as tenants by the entireties (Cust)		(Cust) (Minor)
JT TEN	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

ELECTION OF HOLDER TO REQUIRE REPURCHASE

(1) Pursuant to Section 13.1 of the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

(2) The undersigned hereby directs the Trustee or the Company to pay it or                          an amount in cash or, at the Company’s election, Common Stock valued as set forth in the Indenture, equal to 100% of the principal amount to be repurchased (less any cash payments) (as set forth below), or a combination of cash and Common Stock, plus interest accrued to, but excluding, the Repurchase Date, as provided in the Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed
Principal amount to be repurchased (at least U.S. $1,000 or an integral multiple of $1,000 in excess thereof):____________________________________

Remaining principal amount following such repurchase (not less than U.S. $1,000):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

CONVERSION NOTICE

The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:

Signature(s)

If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification Number, if any

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad – 15 under the Securities Exchange Act of 1934.

[Signature Guaranteed]

If only a portion of the Securities is to be converted, please indicate:

1.	Principal amount to be converted: U.S. $

2.	Principal amount and denomination of Securities representing unconverted principal amount to be issued:

Amount: U.S. $                        Denominations: U.S. $

(U.S.$1,000 or any integral multiple of U.S.$1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof)

ASSIGNMENT FORM

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints                     as attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of this Security occurring prior to the date which is two years following the original issuance of this Security, the undersigned represents and warrants that without utilizing any general solicitation or general advertising that this Security is being transferred in compliance with an exemption from registration under the Securities Act of 1933, as amended, and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

The Trustee or other Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless the conditions to any such transfer of registration set forth herein and in Section 3.5 of the Indenture shall have been satisfied.

Dated:

Signature(s)
Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad - 15 under the Securities Exchange Act of 1934.

Signature Guaranteed

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